UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

Digital Development Partners, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 Castleton Street, Suite 300, City of Industry, California 91748

(Address of principal executive offices, including zip code)

(626) 581-3335

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2019, we entered into a plan and agreement of merger with Black Bird Potentials Inc., a Wyoming corporation, pursuant to which Black Bird Potentials is to become our wholly-owned subsidiary.

Pursuant to the merger agreement, we are to issue a total of 120,000,000 shares of our common stock to the shareholders of Black Bird Potentials. The closing under the merger agreement is to occur upon the satisfaction of certain conditions precedent, including the cancellation of substantially all of our existing indebtedness, including accrued interest, by the issuance of shares of common stock. Our management sees no impediment to the consummation of the merger agreement.

In determining the number of shares of our common stock to be issued under the merger agreement, our board of directors did not employ any standard valuation formula or any other standard measure of value.

Item 8.01 Other Events.

In connection with our executing a plan and agreement of merger with Black Bird Potentials Inc., we issued the press release reproduced below:

* * * START PRESS RELEASE * * *

Digital Development Partners Signs Definitive Agreement to Acquire Black Bird Potentials Inc.

December 13, 2019 – Digital Development Partners, Inc. (OTC PINK: DGDM) announced today that it has signed a definitive agreement to acquire Black Bird Potentials Inc., a Montana-licensed industrial hemp grower and a manufacturer and distributor of CBD products under its “Grizzly Creek Naturals” label.

Further information concerning Black Bird Potentials is available on the SEC’s EDGAR system at www.sec.gov//cgi-bin/browse-edgar?company=black+bird&owner=exclude&action=getcompany.

Digital Development Partners and Black Bird Potentials are aware of no impediment to closing the acquisition transaction by the end of January 2020.

About Black Bird Potentials Inc.

Founded in October 2018, Black Bird Potentials manufactures and sells CBD products, including CBD Oils and CBD-infused personal care products. In addition, Black Bird Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program. Black Bird Potentials is the exclusive U.S. distributor for MiteXstream, a pesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants. EPA approval of MiteXstream is expected in the summer of 2020.

About Digital Development Partners, Inc.

Digital Development Partners, Inc. has, for the past four years, been seeking to acquire a suitable going business.

Notice Regarding Forward-Looking Statements

This news release contains forward-looking information including statements that include the words “believes,” “expects,” “anticipate,” or similar expressions. Such forward looking-statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone’s past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof. Information concerning these and other factors can be found in the Company's filings with the SEC, including its Forms 10-K, 10-Q, and 8-K, which can be obtained on the SEC’s website at http://www.sec.gov.

* * * END OF PRESS RELEASE * * *

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Plan and Agreement of Merger between Digital Development Partners, Inc. and Black Bird Potentials Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: December 12, 2019.
DIGITAL DEVELOPMENT PARTNERS, INC.

	By:	/s/ WILLIAM E. SLUSS
William E. Sluss
Chief Financial Officer